                                             Filed Pursuant to Rule 424(b)(3)
                                                   Registration No. 333-79499
                                                          CUSIP No. 65332V863


                           NEXTEL COMMUNICATIONS, INC.


                   PROSPECTUS SUPPLEMENT DATED AUGUST 27, 1999
                       TO PROSPECTUS DATED AUGUST 16, 1999

         The selling stockholders table on pages 24-25 of the prospectus is amended to update the information regarding the following entities in the prospectus and their respective number of shares of zero coupon convertible preferred stock or common stock issued upon conversion of the zero coupon convertible preferred stock, and to include additional selling stockholders:


                                                Preferred Stock                               Common Stock
                                                ---------------                               ------------
                                      Number of Shares      Number of Shares      Number of Shares       Number of Shares
Name of Selling Stockholder               Owned                Offered                Owned                 Offered
---------------------------               -----                -------                -----                 -------
HBK Cayman L.P.                           9,535                 9,535                   0                      0

HBK Offshore Fund Ltd.                   14,565                14,565                   0                      0

JMG Convertible                          31,900                31,900                   0                      0
Investments, L.P.

SoundShore Holdings Ltd.                 62,500                62,500                   0                      0

SoundShore Opportunity
Holding Fund Ltd.                        15,500                15,500                   0                      0

Triton Capital Investments,              31,900                31,900                   0                      0
Ltd.
